Exhibit 10.5

DEPOSIT ESCROW AGREEMENT

THIS DEPOSIT ESCROW AGREEMENT dated February 7, 2025 is made by and among Global Abbeville Property, LLC, Dodge NH, LLC and Atl/Warr, LLC, each a Georgia limited liability company (individually and collectively, “Seller”), Abbeville Propco Holdco LLC, a Delaware limited liability company (individually and collectively, “Purchaser”), and Landmark Abstract Agency, LLC (the “Escrow Agent”, each of the Seller, the Purchaser, and Escrow Agent, a “Party” and, collectively, the “Parties”).

WHEREAS, Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated on or about the date hereof (as the same has been or may be amended, the “Purchase Agreement”), providing for, among other things, the purchase by Purchaser of the real property described in the Purchase Agreement. Each capitalized term used in this Agreement and not otherwise defined herein shall have the meaning ascribed to such term in the Purchase Agreement;

WHEREAS, pursuant to the Purchase Agreement, Purchaser has delivered or will deliver to Escrow Agent an initial deposit of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Initial Deposit”; the Initial Deposit and any other sums deposited in escrow by Purchaser under the Purchase Agreement, depending on which is then held by Escrow Agent hereunder, together with any interest and dividends earned thereon, if any, is herein referred to as the “Escrow Fund”).

WHEREAS the Parties desire to establish the terms and conditions pursuant to which the Escrow Fund will be deposited with Escrow Agent and how amounts will be held in and distributed from the Escrow Fund.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1. Purchaser and Seller hereby appoint the Escrow Agent as escrow agent hereunder, and the Escrow Agent hereby accepts such appointment and agrees to act in such capacity hereunder in accordance with the terms and conditions herein set forth.

2. Escrow Agent hereby agrees to receive the Escrow Fund, and to hold the same in accordance with the terms and conditions set forth herein. Escrow Agent shall acknowledge by email communication its receipt of the Escrow Fund, and shall deposit the Escrow Fund and maintain the same in a non-interest bearing account or accounts.

3. Escrow Agent shall release the Escrow Fund as set forth below in this Section

(a) On the Closing Date, but subject to the occurrence of the Closing,Purchaser and the Seller shall deliver a joint written notice to Escrow Agent, directing Escrow Agent to release and pay over to the Seller, by wire transfer of immediately available funds to an account specified by the Seller in such joint written notice, the Escrow Fund, together with all interest earned thereon, if any, and Escrow Agent shall promptly carry out the instructions specified in such joint written notice.

(b) If, but only if, on or before the expiration of the Due Diligence Period, Purchaser terminates the Purchase Agreement pursuant to Section 3(d) thereof and Purchaser delivers to Escrow Agent written notice of such termination, which notice shall include a certification by Purchaser that it has properly terminated the Purchase Agreement during the Due Diligence Period, then Escrow Agent shall release and pay over to Purchaser, by wire transfer of immediately available funds to an account specified by Purchaser in writing, the Escrow Fund, together with all interest earned thereon, if any.

(c) Upon the expiration of the Due Diligence Period, Seller may at any time after the expiration of such Due Diligence period but before Closing deliver a written notice to Escrow Agent directing Escrow Agent to release and pay over one half of the Escrow Fund to Seller, by wire transfer of immediately available funds to an account specified by Seller in such Seller written notice, together with all interest earned thereon, if any, and Escrow Agent shall promptly carry out the instructions of Seller specified in such written notice.

(d) If, on or before the Closing Date, the Purchase Agreement is validly terminated prior to the occurrence of the Closing by any Party thereto for any reason other than as stated in Section 3(b) above, then Purchaser and the Seller shall deliver a joint written notice to Escrow Agent directing Escrow Agent to release and pay over the Escrow Fund to the Party entitled under the Purchase Agreement to receive same, by wire transfer of immediately available funds to an account specified by the permitted recipient in such joint written notice, together with all interest earned thereon, if any, and Escrow Agent shall promptly carry out the instructions specified in such joint written notice.

(e) If the Escrow Agent shall receive a certified copy of an order or directive from any court or governmental authority, then, in either such event, the Escrow Agent shall release the Escrow Fund to the Party designated therein.

4. Upon the distribution of the Escrow Fund in accordance with the terms set forth herein, this Agreement shall terminate and the Escrow Agent shall have no further liability or obligation hereunder.

5. Purchaser and Seller and the Escrow Agent agree and acknowledge as follows:

(a) The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Agreement and are ministerial in nature.

(b) In the event of any dispute between Purchaser and Seller concerning the release, payment or other disposition of the Escrow Fund, Escrow Agent shall be authorized to deposit the Escrow Fund with any court in which Purchaser or Seller may have commenced any suit or action concerning the Escrow Fund or this Agreement, or with any other court of competent jurisdiction, in connection with an interpleader action commenced by Escrow Agent. Upon delivery of the Escrow Fund into any such court, Escrow Agent shall thereupon be relieved of any further responsibility or liability hereunder concerning the Escrow Fund as so delivered. Escrow Agent shall be reimbursed for all costs and expenses of such action, including reasonable attorneys’ fees and disbursements, by the Party determined not to be entitled to the Escrow Fund.

(c) The Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any of the other Parties hereto or by any other person, firm or corporation, except such notices or instructions as hereinabove provided for and orders or process of any court entered or issued with or without jurisdiction. If the Escrow Fund is at any time attached, garnished or levied upon under any court order, or in the event that payment of the Escrow Fund shall be stayed or enjoined by any court order, or in the event that an order, judgment or decree shall be made or entered by any court affecting the Escrow Fund, or any part thereof, then and in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, which it believes to be binding upon it.

(d) The Escrow Agent shall not be liable to any person, firm or corporation, including any of the other Parties hereto, by reason of any error of judgment, or for any act done, or omitted to be done, by it in good faith, or for any mistake of fact or law in connection with this Agreement and the performance thereof unless caused by, or arising out of, its own bad faith, gross negligence or willful misconduct.

(e)  The Escrow Agent shall not be required to institute or defend any action or legal process involving any matter referred to herein which in any manner affects it or its duties or liabilities hereunder unless or until it has received full indemnity in an amount, and of such character, as it shall in its sole discretion require.

(f)  Escrow Agent may resign at any time by giving thirty (30) calendar days prior written notice of such resignation to Purchaser and Seller. Purchaser and Seller together (but not alone) may terminate the appointment of Escrow Agent hereunder upon prior written notice to Escrow Agent specifying the date upon which such termination shall have effect. In the event of such resignation or termination, Purchaser and Seller shall within ten (10) days of such notice jointly appoint a successor Escrow Agent and Escrow Agent shall turn over to such successor Escrow Agent all funds held by it pursuant to the Escrow Agreement and shall execute all instruments evidencing such transfer as may be reasonably requested by Purchaser or Seller. Upon receipt of the funds, the successor Escrow Agent thereupon shall be bound by all of the provisions hereof and Escrow Agent shall have no further obligation hereunder.

6. Purchaser and Seller agree to complete the forms necessary to comply with the backup withholding and interest reporting regulations of the Internal Revenue Code of 1986, as amended, or any successor thereto, including, without limitation, Forms W-9, a separate copy of which is to be completed by Purchaser and Seller and delivered to Escrow Agent contemporaneously with the execution and delivery of this Escrow Agreement.

7. If any term, condition or provisions of this Escrow Agreement, or any application thereof to any circumstance or Party hereto, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Escrow Agreement or the application of such term, condition or provision to any other circumstance or Party hereto (other than those as to which it shall be invalid or enforceable) shall not be thereby affected, and each such term, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

8. This Escrow Agreement may be executed in any number of counterparts, each counterpart for all purposes being deemed an original, and all such counterparts shall together constitute only one and the same instrument. Delivery of signatures by e-mail or facsimile shall be valid and binding.

9. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given (i) when delivered personally or by electronic mail to the Party entitled to receive the notice, (ii) the next Business Day after being sent, overnight service, by nationally recognized overnight courier, or (iii) upon receipt after being mailed by certified or registered mail (return receipt requested), in each case, postage prepaid, registered or certified mail, properly addressed to the Party entitled to receive such notice at the address stated below:

If to Purchaser, to:	31 Brookfall Rd
Edison, NJ 08817
Attn: Eli Mirlis
Email: emirlis@regalcare.com

With a copy to:	c/o NBC Law
675 Third Avenue, 8th Floor
New York, NY 10017
Attn: Elliot Lee
Email: elee@nbclaw.com

If to Seller, to:	6800 N. 79th Street, Suite 200
Niwot, Colorado 80503
Attn: Clifford L. Neuman, PC
Email: clneuman@neuman.com

With a copy to:	Polsinelli PC
1201 West Peachtree Street NW, Suite 1100
Atlanta, Georgia 30309
Attention: David Gordon
Email: dgordon@polsinelli.com

If to Escrow Agent, to:	Landmark Abstract Agency
207 Rockaway Turnpike
Lawrence, NY 11559
Attn: Jacob Rekant
212-805-8119 Fax
Email: jrekant@laatitle.com

10. This Agreement represents the entire agreement of the Parties hereto with respect to the matters set forth herein. This Agreement may only be amended or modified by an instrument in writing executed and delivered by each of the Parties hereto. The Escrow Agent shall not be bound by any amendment or modification unless it agrees thereto in writing.

11.  Seller and Purchaser jointly and severally shall reimburse and indemnify Escrow Agent for, and hold it harmless against, any and all loss, liability, costs or expenses in connection herewith, including reasonable attorneys’ fees and disbursements, incurred without willful misconduct or negligence on the part of Escrow Agent arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability arising out of or relating to this Agreement.

12. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13. Upon written notice to Seller and Escrow Agent, Purchaser may assign its rights and obligations under this Agreement and its rights and interests in the Escrow Fund to its assignee under the Purchase Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day above written.

SELLER:

Global Abbeville Property, LLC,
a Georgia limited liability company

By:Selectis Propco Management, LLC, its manager

By:	/s/ Clifford Neuman
Name:	Clifford Neuman
Title:	Manager

Dodge NH, LLC,
a Georgia limited liability company
By:Selectis Health, Inc., its sole member

By:
Name:	Adam Desmond
Title:	CEO

Atl/Warr, LLC,
a Georgia limited liability company

By:Selectis Health, Inc., its sole member

By:
Name:	Adam Desmond
Title:	CEO

[Signatures continue on following page]

[Deposit Escrow Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day above written.

SELLER:

Global Abbeville Property, LLC,
a Georgia limited liability company

By:Selectis Propco Management, LLC, its manager

By:
Name:	Clifford Neuman
Title:	Manager

Dodge NH, LLC,
a Georgia limited liability company

By:Selectis Health, Inc., its sole member

By:	/s/ Adam Desmond
Name:	Adam Desmond
Title:	CEO

Atl/Warr, LLC,
a Georgia limited liability company

By:Selectis Health, Inc., its sole member

By:	/s/ Adam Desmond
Name:	Adam Desmond
Title:	CEO

[Signatures continue on following page]

[Deposit Escrow Agreement]

PURCHASER:

Abbeville Propco Holdco LLC

By:	/s/ Rachel Shakow
Name:	Rachel Shakow
Title:	Authorized Signatory

ESCROW AGENT:

Landmark Abstract Agency, LLC

By:
Name:	Jacob Rekant
Title:	President

[Deposit Escrow Agreement]

PURCHASER:

Abbeville Propco LLC
By:Abbeville Propco Holdco LLC, its member

By:
Name:	Rachel Shakow
Title:	Authorized Signatory

ESCROW AGENT:

Landmark Abstract Agency, LLC

By:	/s/ Jacob Rekant
Name:	Jacob Rekant
Title:	President

[Deposit Escrow Agreement]